Exhibit 10.1

COMMON UNIT PURCHASE AGREEMENT by and among NOBLE MIDSTREAM PARTNERS LP and THE PURCHASERS NAMED ON SCHEDULE A HERETO

TABLE OF CONTENTS
ARTICLE I

DEFINITIONS
Section 1.1    Definitions    1
ARTICLE II

AGREEMENT TO SELL AND PURCHASE
Section 2.1    Sale and Purchase    6
Section 2.2    Closing    6
Section 2.3    Mutual Conditions    6
Section 2.4    Each Purchaser’s Conditions    6
Section 2.5    The Partnership’s Conditions    7
Section 2.6    Partnership Deliveries    7
Section 2.7    Purchaser Deliveries    8
Section 2.8    Independent Nature of Purchasers’ Obligations and Rights    8
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
Section 3.1    Formation and Qualification of the Partnership Entities    9
Section 3.2    Purchased Units; Capitalization    9
Section 3.3    No Conflicts    11
Section 3.4    No Defaults    11
Section 3.5    Authority    11
Section 3.6    No Consents    12
Section 3.7    Authorization, Execution and Delivery of the Common Unit Purchase Agreement    12
Section 3.8    Authorization, Execution, Delivery and Enforceability of the Registration Rights Agreement    12
Section 3.9    Contribution Agreement    12
Section 3.10    Authorization of Contribution Equity Consideration    12
Section 3.11    Valid Issuance; No Options or Preemptive Rights of Common Units    12
Section 3.12    No Registration Rights    13
Section 3.13    Periodic Reports    13
Section 3.14    Financial Statements    13
Section 3.15    Independent Registered Public Accounting Firm    13
Section 3.16    Legal Proceedings    13
Section 3.17    No Material Changes    13
Section 3.18    Title to Properties    14
Section 3.19    Rights of Way    14
Section 3.20    Permits    14
Section 3.21    Intellectual Property    14
Section 3.22    Insurance    15
Section 3.23    No Labor Dispute    15
Section 3.24    Environmental Compliance    15
Section 3.25    FERC    15
Section 3.26    Tax Returns    15
Section 3.27    ERISA    16
Section 3.28    No Employment Law Violations    16

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Section 3.29    Anti-Corruption    16
Section 3.30    OFAC    16
Section 3.31    Sanctions    17
Section 3.32    Certain Fees    17
Section 3.33    No Side Agreements    17
Section 3.34    No Registration    17
Section 3.35    No Integration    17
Section 3.36    MLP Status    17
Section 3.37    Qualifying Income of Contributed Interests    17
Section 3.38    Investment Company    17
Section 3.39    Disclosure Controls and Procedures    18
Section 3.40    Internal Controls    18
Section 3.41    Placement Agent Reliance    18
Section 3.42    Legal Sufficiency of the Contribution Agreement    18
Section 3.43    Absence of Price Manipulation    18
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Section 4.1    Existence    18
Section 4.2    Authorization, Enforceability    19
Section 4.3    No Breach    19
Section 4.4    Certain Fees    19
Section 4.5    No Side Agreements    19
Section 4.6    Investment    19
Section 4.7    Nature of Purchaser    19
Section 4.8    Restricted Securities    19
Section 4.9    Legend    20
Section 4.10    Partnership Information    20
Section 4.11    Placement Agent Reliance    20
Section 4.12    Short Selling    20
ARTICLE V

COVENANTS
Section 5.1    Taking of Necessary Action    20
Section 5.2    Other Actions    21
Section 5.3    Contribution Transaction    21
Section 5.4    Expenses    21
Section 5.5    Non-Public Information    21
ARTICLE VI

INDEMNIFICATION
Section 6.1    Indemnification by the Partnership    21
Section 6.2    Indemnification Procedure    22
ARTICLE VII

MISCELLANEOUS
Section 7.1    Interpretation    22

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Section 7.2    Survival of Provisions    23
Section 7.3    No Waiver; Modifications in Writing    23
Section 7.4    Binding Effect; Assignment    23
Section 7.5    Confidentiality    23
Section 7.6    Communications    24
Section 7.7    Removal of Legend    24
Section 7.8    Entire Agreement    25
Section 7.9    Governing Law    25
Section 7.10    Execution in Counterparts    25
Section 7.11    Termination    25
Section 7.12    Recapitalization, Exchanges, Etc    25

Schedule A    —    List of Purchasers and Commitment Amounts
Exhibit A    —    Form of Registration Rights Agreement
Exhibit B    —    Form of Opinion of Andrews Kurth Kenyon LLP

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COMMON UNIT PURCHASE AGREEMENT
This COMMON UNIT PURCHASE AGREEMENT, dated as of June 20, 2017 (this “Agreement”), is by and among NOBLE MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Partnership”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).
WHEREAS, NBL Midstream, LLC, a Delaware limited liability company (“NBL Midstream”), Noble Midstream Services, LLC, a Delaware limited liability company (“Midstream Services”), the Partnership, Noble Midstream GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), and Blanco River DevCo GP LLC, a Delaware limited liability company (“Blanco River DevCo GP”), will enter into the Contribution Agreement (as defined below), pursuant to which NBL Midstream will, on the terms and subject to the conditions set forth in the Contribution Agreement, contribute to the Partnership (i) a 20% limited partner interest (the “Colorado River Interest”) in Colorado River DevCo LP, a Delaware limited partnership (“Colorado River DevCo”), and (ii) a 15% limited partner interest (together with the Colorado River Interest, the “Contributed Interests”) in Blanco River DevCo LP, a Delaware limited partnership (“Blanco River DevCo”), that, upon contribution, will convert to a general partner interest in Blanco River DevCo, in exchange for aggregate consideration of $270 million, consisting of cash and common units (“Common Units”) representing limited partner interests in the Partnership (the “Unit Consideration”);
WHEREAS, to fund a portion of the purchase price for the Contribution (as defined below), the Partnership desires to sell to the Purchasers, and the Purchasers desire to purchase from the Partnership, certain Common Units, in accordance with the provisions of this Agreement; and
WHEREAS, the Partnership and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Partnership will provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Partnership and each of the Purchasers, severally and not jointly, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
“Advantage” means Advantage Pipeline Holdings LLC, a Delaware limited liability company.
“Advantage LLC Agreement” has the meaning specified in Section 3.2(k).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning specified in the introductory paragraph.
“Blanco River DevCo” has the meaning specified in the recitals.
“Blanco River DevCo GP” has the meaning specified in the recitals.
“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Closing” has the meaning specified in Section 2.2.
“Closing Date” has the meaning specified in Section 2.2.
“Code” has the meaning specified in Section 3.27.
“Colorado River Devco” has the meaning specified in the recitals.
“Colorado River DevCo GP” means Colorado River DevCo GP LLC, a Delaware limited liability company.
“Colorado River Interest” has the meaning specified in the recitals.
“Commission” means the United States Securities and Exchange Commission.
“Common Unit Price” has the meaning specified in Section 2.1(b).
“Common Units” has the meaning specified in the recitals.
“Consent” has the meaning specified in Section 3.6.
“Contributed Interests” has the meaning specified in the recitals.
“Contribution” means, collectively, the contribution, conveyance, transfer and assignment by NBL Midstream of the Contributed Interests to the Partnership pursuant to the Contribution Agreement.
“Contribution Agreement” means the Contribution, Conveyance and Assumption Agreement, dated as of June 20, 2017, by and among NBL Midstream, Midstream Services, the Partnership, the General Partner and Blanco River DevCo GP.
“Delaware LLC Act” means the Delaware Limited Liability Company Act.
“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
“Development Companies” means, collectively, Blanco River DevCo, Colorado River DevCo, Green River DevCo, Gunnison River DevCo, Laramie River DevCo, San Juan River DevCo and Trinity River DevCo.
“Development Company Operating Agreements” has the meaning specified in the Section 3.2(j).
“Enforceability Exceptions” has the meaning specified in Section 3.7.
“Environmental Laws” has the meaning specified in Section 3.24.
“ERISA” has the meaning specified in Section 3.27.
“ERISA Affiliate” has the meaning specified in the Section 3.27.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“FCPA” has the meaning specified in the Section 3.29(a).
“FERC” has the meaning specified in Section 3.25.
“Fundamental Representations” has the meaning specified in Section 7.2.

“GAAP” means generally accepted accounting principles in the United States.
“General Partner” has the meaning specified in the recitals.
“General Partner Interest” has the meaning specified in Section 3.2(e).
“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Partnership mean a Governmental Authority having jurisdiction over the Partnership, its Subsidiaries or any of their respective properties or assets.
“GP LLC Agreement” has the meaning specified in Section 3.2(d).
“GP Subsidiaries” means, collectively, Blanco River DevCo GP, Colorado River DevCo GP, Green River DevCo GP, Gunnison River DevCo GP, Laramie River DevCo GP and San Juan River DevCo GP.
“GP Subsidiaries LLC Agreements” has the meaning specified in the Section 3.2(i).
“Green River DevCo” means Green River DevCo LP, a Delaware limited partnership.
“Green River DevCo GP” means Green River DevCo GP LLC, a Delaware limited liability company.
“Gunnison River DevCo” means Gunnison River DevCo LP, a Delaware limited partnership.
“Gunnison River DevCo GP” means Gunnison River DevCo GP LLC, a Delaware limited liability company.
“Hazardous Material” has the meaning specified in the Section 3.24.
“Incentive Distribution Rights” means all of the incentive distribution rights representing limited partner interests in the Partnership.
“Intellectual Property” has the meaning specified in the Section 3.21.
“Investment Company Act” has the meaning specified in Section 3.38.
“Laramie River DevCo” means Laramie River DevCo LP, a Delaware limited partnership.
“Laramie River DevCo GP” means Laramie River DevCo GP LLC, a Delaware limited liability company.
“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Material Adverse Effect” has the meaning specified in Section 3.1.

“Midstream Services” has the meaning specified in the recitals.
“Midstream Services LLC Agreement” has the meaning specified in Section 3.2(h).
“Money Laundering Laws” has the meaning specified in Section 3.29(b).
“NBL Midstream” has the meaning specified in the recitals.
“Noble Entities” means Noble Energy, Inc., a Delaware corporation, and Noble Energy Services, Inc., a Delaware corporation.
“NYSE” means The New York Stock Exchange, Inc.
“OFAC” has the meaning specified in Section 3.30.
“Omnibus Agreement” means the Omnibus Agreement, dated September 20, 2016, by and between the Noble Entities, NBL Midstream, Midstream Services, the General Partner and the Partnership.
“Operational Services and Secondment Agreement” means the Operational Services and Secondment Agreement, dated September 20, 2016, by and between the Noble Entities, Midstream Services, the General Partner and the Partnership.
“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement and any amendments, supplements, continuations or modifications thereto.
“Organizational Documents” has the meaning specified in Section 3.11.
“Partnership” has the meaning specified in the introductory paragraph.
“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 20, 2016.
“Partnership Entities” means, collectively, the Partnership, the General Partner and the Subsidiaries.
“Permits” has the meaning specified in Section 3.20.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.
“Placement Agent Engagement Letter” means that certain Placement Agent Engagement Letter, dated as of June 19, 2017, between the Partnership and the Placement Agents.
“Placement Agents” means Barclays Capital, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mizuho Securities USA Inc.
“Press Release” has the meaning specified in Section 5.5.
“Purchase Price” means, with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name in the column titled “Commitment Amount” set forth on Schedule A hereto, as adjusted in accordance with Section 7.12, if applicable; provided that in no event shall the Purchase Price applicable to such Purchaser be increased without the prior written consent of such Purchaser.

“Purchased Units” means, with respect to each Purchaser, the number of Common Units (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Purchase Price applicable to such Purchaser divided by (b) the Common Unit Price.
“Purchaser” and “Purchasers” have the meanings specified in the introductory paragraph.
“Purchaser Related Parties” has the meaning specified in Section 6.1.
“Registration Rights Agreement” has the meaning specified in the recitals.
“Registration Statement” has the meaning specified in the Registration Rights Agreement.
“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.
“Revolving Credit Facility” means the Credit Agreement, dated as of September 20, 2016, among Midstream Services, the Partnership, J.P. Morgan Chase Bank, N.A., as administrative agent, and the guarantors and lenders party thereto, as amended.
“rights-of-way” has the meaning specified in Section 3.19.
“San Juan River DevCo” means San Juan River DevCo LP, a Delaware limited partnership.
“San Juan River DevCo GP” means San Juan River DevCo GP LLC, a Delaware limited liability company.
“Sanctioned Countries” and “Sanctioned Country” have the meaning specified in the Section 3.31.
“Sanctioned Person” has the meaning specified in the Section 3.30.
“Sanctions” has the meaning specified in Section 3.30.
“SEC Reports” means reports and statements filed by the Partnership under the Exchange Act and statements filed by the Partnership under the Securities Act (in the form that became effective), including all amendments, exhibits and schedules thereto.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
“Sponsor Units” has the meaning specified in Section 3.2(g).
“Subordinated Units” has the meaning specified in the Partnership Agreement.
“Subsidiaries” means, collectively, Midstream Services, the Development Companies and the GP Subsidiaries.
“Trinity River DevCo” means Trinity River DevCo LLC, a Delaware limited liability company.
“Unit Consideration” has the meaning specified in the recitals.
“Walled Off Person” has the meaning specified in Section 4.12.

“White Cliffs” means White Cliffs Pipeline, L.L.C., a Delaware limited liability company.
“White Cliffs LLC Agreement” has the meaning specified in Section 3.2(l).
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
Section 2.1    Sale and Purchase.
(a)    Subject to the terms and conditions hereof, the Partnership hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Partnership, its respective Purchased Units, and each Purchaser agrees, severally and not jointly, to pay the Partnership the Common Unit Price for each Purchased Unit as set forth in paragraph (b) below.
(b)    The amount per Common Unit each Purchaser will pay to the Partnership to purchase the Purchased Units hereunder shall be $40.45 (the “Common Unit Price”).
Section 2.2    Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place at the offices of Andrews Kurth Kenyon LLP, 600 Travis Street, Suite 4200 Houston, Texas 77002, or such other location as mutually agreed by the parties, and upon the first Business Day following the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (other than those conditions that are by their terms to be satisfied at the Closing) (the date of such closing, the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.
Section 2.3    Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;
(b)    There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
(c)    The closing of the transactions contemplated by the Contribution Agreement shall have occurred, or shall occur concurrently with the Closing.
Section 2.4    Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Units shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Units, in whole or in part, to the extent permitted by applicable Law):
(a)    The Partnership shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date;

(b)    (i) The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Partnership shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);
(c)    The NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Units;
(d)    No notice of delisting from the NYSE shall have been received by the Partnership with respect to the Common Units;
(e)    The Common Units shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE;
(f)    No Material Adverse Effect shall have occurred and be continuing; and
(g)    The Partnership shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Partnership’s closing deliveries described in Section 2.6.
Section 2.5    The Partnership’s Conditions. The obligation of the Partnership to consummate the issuance and sale of the Purchased Units to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Partnership in writing, in whole or in part, to the extent permitted by applicable Law):
(a)    (i) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of such Purchaser shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only); and
(b)    Such Purchaser shall have delivered, or caused to be delivered, to the Partnership at the Closing, such Purchaser’s closing deliveries described in Section 2.7.
Section 2.6    Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to each Purchaser:
(a)    evidence of the Purchased Units credited to book-entry accounts maintained by the transfer agent of the Partnership, bearing the legend or restrictive notation set forth in Section 4.9, free and clear of all Liens, other than transfer restrictions under the Partnership Agreement and applicable federal and state securities laws;
(b)    the Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by the Partnership;
(c)    A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Partnership Entities is in good standing;
(d)    An opinion addressed to the Purchasers from Andrews Kurth Kenyon LLP, legal counsel to the Partnership, dated as of the Closing, in the form and substance attached hereto as Exhibit B;
(e)    A certificate, dated the Closing Date and signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, on behalf of the Partnership, in their capacities as such, stating that:

(i)    The Partnership has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Closing Date; and
(ii)    The representations and warranties of the Partnership contained in this Agreement that are qualified by materiality or Material Adverse Effect are true and correct as of the Closing Date and all other representations and warranties of the Partnership are true and correct in all material respects as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only); and
(f)    A certificate of the Secretary or Assistant Secretary of the General Partner, on behalf of the Partnership, certifying as to (i) the Certificate of Limited Partnership of the Partnership, as amended, and the Partnership Agreement, (ii) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance and sale of the Purchased Units, and (iii) its incumbent officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signature of each such officer.
Section 2.7    Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Partnership:
(a)    Payment to the Partnership of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Commitment Amount” on Schedule A hereto by wire transfer of immediately available funds to an account designated by the Partnership in writing at least two Business Days prior to the Closing Date; provided that such delivery shall be required only after delivery of the Purchased Units as set forth in Section 2.6(a); and
(b)    The Registration Rights Agreement in the form attached to this Agreement as Exhibit A, which shall have been duly executed by such Purchaser.
Section 2.8    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. The failure or waiver of performance under any Operative Document by any Purchaser does not excuse performance by any other Purchaser or by the Partnership with respect to the other Purchasers. It is expressly understood and agreed that each provision contained in the Operative Documents is between the Partnership and a Purchaser, solely, and not between the Partnership and the Purchasers, collectively, and not between and among the Purchasers. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group for purposes of Section 13(d) of the Exchange Act or otherwise with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership represents and warrants to each Purchaser as follows:
Section 3.1    Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly organized and is validly existing and in good standing as a limited partnership, limited liability company, corporation or other business entity under the laws of its jurisdiction of its incorporation or formation, as applicable,, is duly qualified to do business as a foreign limited partnership, limited liability company, corporation or other business entity and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (a) have a material adverse effect on the business, properties, management, financial position or results of operations of the Partnership Entities taken as a whole; (b) materially impair the ability of any of the Partnership Entities to consummate the Contribution or to perform their respective obligations under this Agreement or the other Operative Documents (each of clause (a) and (b), a “Material Adverse Effect”); or (c) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries, Advantage and White Cliffs.
Section 3.2    Purchased Units; Capitalization.
(a)    On the Closing Date, the Purchased Units shall have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement.
(b)    General Partner. The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of the Partnership. The General Partner is the sole general partner of the Partnership.
(c)    Common Units Held. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of (i) 15,902,584 Common Units and 15,902,584 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding (other than limited partner interests issued under the Partnership’s long-term incentive plan), and (ii) the General Partner Interest; all of such Common Units have been duly authorized and validly issued pursuant to the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(d)    Ownership of the General Partner. NBL Midstream owns, and on the Closing Date will own, a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner ( the “GP LLC Agreement”) and is fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and NBL Midstream owns such membership interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).
(e)    Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date will be, the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Interest free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).
(f)    Ownership of the Incentive Distribution Rights. NBL Midstream owns, and on the Closing Date will own, all of the Incentive Distribution Rights; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and NBL Midstream owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).
(g)    Ownership of the Sponsor Units. NBL Midstream owns, and on the Closing Date will own 1,527,584 Common Units and 15,902,584 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17‑804 of the Delaware LP Act); and NBL Midstream owns such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement and (ii) Liens created or arising under the Delaware LP Act).
(h)    Ownership of Midstream Services. The Partnership owns, and on the Closing Date will own, 100% of the limited liability company interests in Midstream Services; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Midstream Services (the “Midstream Services LLC Agreement”) and are fully paid (to the extent required under the Midstream Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for (i) restrictions on transferability contained in the Midstream Services LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).
(i)    Ownership of GP Subsidiaries. Midstream Services owns, and on the Closing Date will own, a 100% membership interest in each of the GP Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the GP Subsidiaries time (the “GP Subsidiaries LLC Agreements”) and are fully paid (to the extent required under the GP Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Midstream Services owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the GP Subsidiaries LLC Agreements, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).
(j)    Ownership of Development Companies. On the Closing Date, after giving effect to the Contribution, (i) Colorado River DevCo GP will own an 80% general partner interest and Midstream Services will own a 20% limited partner interest in Colorado River DevCo, (ii) Green River DevCo GP will own a 25% general partner interest and NBL Midstream will own a 75% limited partner interest in Green River DevCo, (iii) Gunnison River DevCo GP will own a 5% general partner interest and NBL Midstream will own a 95% limited partner interest in Gunnison River DevCo, (iv) Laramie River DevCo GP will own a 5% general partner interest and Midstream Services will own a 95% limited partner interest in Laramie River DevCo, (v) San Juan River DevCo GP will own a 25% general partner interest and NBL Midstream will own a 75% limited partner interest in San Juan River DevCo, (vi) Blanco River DevCo GP will own a 40% general partner interest and NBL Midstream will own a 60% limited partner interest in Blanco River DevCo and (vii) Midstream Services will own a 100% membership interest in Trinity River DevCo; such interests will have been duly authorized and validly issued in accordance with the agreements of limited partnership or limited liability company agreements, as applicable, of the Development Companies (the “Development Company Operating Agreements”); the GP Subsidiaries, NBL Midstream and Midstream Services, as applicable, will own such interests free and clear of all Liens (except for (i) restrictions on transferability contained in the Development Company Operating Agreements, (ii) Liens created or arising under the Delaware LP Act, (iii) Liens created or arising under the Delaware LLC Act and (iv) Liens created or arising under the Revolving Credit Facility).
(k)    Ownership of Advantage. Trinity River DevCo owns, and on the Closing Date will own, a 50% membership interest in Advantage; to the knowledge of the Partnership, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Advantage (the “Advantage LLC Agreement”); Trinity River DevCo owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the Advantage LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).
(l)    Ownership of White Cliffs. Midstream Services owns, and on the Closing Date will own, a 3.33% membership interest in White Cliffs; to the knowledge of the Partnership, such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs (the “White Cliffs LLC Agreement”); Midstream Services owns such membership interests free and clear of all Liens (except for (i) restrictions on transferability contained in the White Cliffs LLC Agreement, (ii) Liens created or arising under the Delaware LLC Act and (iii) Liens created or arising under the Revolving Credit Facility).

(m)    No Other Subsidiaries. On the Closing Date, and after giving effect to the Contribution, the General Partner will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Partnership, the Subsidiaries, Advantage and White Cliffs. On the Closing Date, after giving effect to the Contribution, the Partnership will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the Subsidiaries, Advantage and White Cliffs.
Section 3.3    No Conflicts. The execution, delivery and performance by the Partnership Entities of the Contribution Agreement, this Agreement and each of the other Operative Documents to which they are a party, the issuance and sale of the Purchased Units, the consummation of the Contribution and any other transactions contemplated by the Contribution Agreement, this Agreement and the other Operative Documents and the application of the proceeds from the sale of the Purchased Units will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property, right or assets of any of the Partnership Entities is subject; (b) result in any violation of the provisions of the Organizational Documents of any of the Partnership Entities; or (c) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.4    No Defaults. None of the Partnership Entities is (a) in violation of its Organizational Documents; (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (b) and (c) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.5    Authority. The Partnership has full right, power and authority to execute and deliver the Contribution Agreement, this Agreement and the other Operative Documents and to perform its obligations hereunder and thereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Purchased Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. On the Closing Date, all limited partnership or limited liability company action, as the case may be, required to be taken by the General Partner or the Partnership for the authorization, issuance, sale and delivery of the Purchased Units, the execution and delivery of the Contribution Agreement and the Operative Documents and the consummation of the transactions contemplated hereby and thereby, shall have been validly taken.
Section 3.6    No Consents. No consent, approval, authorization or order of, or filing, registration or qualification (“Consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (a) the execution, delivery and performance by any of the Partnership Entities of any of the Operative Documents; (b) the issuance and sale of the Purchased Units; (c) the consummation of the Contribution or any other transactions contemplated by this Agreement, the Contribution Agreement or the other Operative Documents; or (d) the application of the proceeds from the sale of the Purchased Units, except (i) such as have been, or prior to the Closing Date will be, obtained or made, and (ii) for the registration of the Purchased Units under the Securities Act and Consents as may be required under the Exchange Act, applicable state securities laws, the listing standards of the NYSE and the rules of the Financial Industry Regulatory Authority, Inc. in connection with the purchase and sale of the Purchased Units by the Purchasers, and (iii) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect.
Section 3.7    Authorization, Execution and Delivery of the Common Unit Purchase Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided, that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).
Section 3.8    Authorization, Execution, Delivery and Enforceability of the Registration Rights Agreement. On the Closing Date the Registration Rights Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.
Section 3.9    Contribution Agreement.
(a)    On the Closing Date, the Contribution Agreement will have been duly authorized, executed and delivered by (i) the Partnership, the General Partner, Midstream Services and Blanco River DevCo GP and (ii) to the knowledge of the Partnership, NBL Midstream, assuming the due authorization of the parties thereto other than the Partnership, the General Partner, Midstream Services and Blanco River DevCo GP, the Contribution Agreement will constitute a valid and legally binding agreement of the Partnership, the General Partner, Midstream Services and Blanco River DevCo GP, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.
(b)    Prior to the execution and delivery hereof by the Purchasers, the Partnership has provided the Purchasers with, or made available to the Purchasers, a copy of the Contribution Agreement (other than exhibits and schedules, except to the extent they will be filed with the Commission within four business days of the date hereof) that is complete in all material respects.
Section 3.10    Authorization of Contribution Equity Consideration. The Unit Consideration to be issued by the Partnership pursuant to the Contribution Agreement, and the limited partner interests represented thereby, have been duly authorized and, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement as consideration therefor as provided therein, will be fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-303, 17-607 or 17-804 of the Delaware LP Act).
Section 3.11    Valid Issuance; No Options or Preemptive Rights of Common Units. The Purchased Units to be issued and sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Except as provided in the Operative Documents, the Partnership Agreement and the Omnibus Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities pursuant to any of their certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents (“Organizational Documents”). Except as provided for in the Partnership Agreement, the Registration Rights Agreement and the Omnibus Agreement, neither the filing of the Registration Statement pursuant to the Registration Rights Agreement nor the offering or sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.
Section 3.12    No Registration Rights. Except as contemplated by this Agreement and the Registration Rights Agreement or pursuant to the Partnership Agreement, there are no contracts, agreements or understandings between any of the Partnership and any Person granting such Person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such Person or to require the Partnership to include such securities in the Registration Statement or in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Partnership under the Securities Act.
Section 3.13    Periodic Reports. The SEC Reports have been filed with the Commission on a timely basis. The SEC Reports, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Report) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.
Section 3.14    Financial Statements. The historical financial statements of the Partnership (including its predecessor for accounting purposes) and subsidiaries (including the related notes and supporting schedules) included in the SEC Reports comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
Section 3.15    Independent Registered Public Accounting Firm. KPMG LLP, which has certified certain financial statements of the Partnership (including its predecessor for accounting purposes) and its subsidiaries is an independent public accounting firm with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
Section 3.16    Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership Entities, which (a) could reasonably be expected to result in a Material Adverse Effect, (b) could reasonably be expected to materially and adversely affect the properties or assets of the Partnership and the Subsidiaries taken as a whole or (c) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the transactions contemplated by the Contribution Agreement or the performance by the Partnership Entities of the obligations contemplated hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject that are not described in the SEC Reports, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
Section 3.17    No Material Changes. Since the date of the most recent audited financial statements included in the SEC Reports, except as may otherwise be stated therein or contemplated thereby, none of the Partnership Entities or, to the Partnership’s knowledge, Advantage or White Cliffs has (a) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (b) issued or granted any securities, (c) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (d) entered into any material transaction not in the ordinary course of business, or (e) declared or paid any distribution or dividend on its equity interests, and since such date, there has not been any change in the equity interests or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case, except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.18    Title to Properties. Each of the Partnership and the Subsidiaries has legal, valid and defensible title to all of their interests in all real and personal property owned by them, in each case free and clear of all Liens and defects of any kind, except (a) such as are described in the SEC Reports or (b) those that do not materially affect or interfere with the use made and proposed to be made of such properties taken as a whole. Any property held under lease or sublease by the Partnership or any of the Subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties taken as a whole by the Partnership and the Subsidiaries or except such as are described in the SEC Reports. None of the Partnership and the Subsidiaries has any notice or knowledge of any claim of any sort that has been, or may be, asserted by anyone adverse to the Partnership’s or the Subsidiaries’ rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Partnership’s or any of the Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof except for such claims that would not result in a Material Adverse Effect.
Section 3.19    Rights of Way. Each of the Partnership and the Subsidiaries has such consents, easements, rights-of-way, permits or licenses from each Person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the SEC Reports, subject to the limitations described in the SEC Reports, if any, except for (a) qualifications, reservations and encumbrances with respect thereto that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) such rights-of-way that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each of the Partnership and the Subsidiaries has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.20    Permits. None of the Partnership Entities is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject or has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure would have a Material Adverse Effect; and the Partnership Entities own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations (“Permits”) and have properly filed with the appropriate authorities all notices, applications and other documents necessary to lease or own their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses or authorizations or make such filings would not have a Material Adverse Effect. No event has occurred that would prevent the Permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit. None of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.
Section 3.21    Intellectual Property. Each of the Partnership and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and none of the Partnership nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
Section 3.22    Insurance. Each of the Partnership and the Subsidiaries has insurance from insurers that have (or whose reinsurers have) recognized financial responsibility and such insurance is in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance covering the Partnership and the Subsidiaries are in full force and effect; each of the Partnership and the Subsidiaries is in compliance with the terms of such policies in all material respects; and none of the Partnership or any of the Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership or any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.23    No Labor Dispute. No labor dispute with the employees of any of the Noble Entities that are working on behalf of any of the Partnership Entities pursuant to the Omnibus Agreement, Operational Services and Secondment Agreement or otherwise, exists or, to the knowledge of the Partnership, is imminent that would result in a Material Adverse Effect.
Section 3.24    Environmental Compliance. Except as described in the SEC Reports, (a) neither the Partnership nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances or petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Partnership and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Partnership or any of the Subsidiaries, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, and (d) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws, except, in the case of (a), (b) or (d), as would not, singly or in the aggregate, result in a Material Adverse Effect.
Section 3.25    FERC. White Cliffs is operated as a “common carrier” subject to regulation by the Federal Energy Regulatory Commission (“FERC”) under the Interstate Commerce Act. To the knowledge of the Partnership, there are no administrative or regulatory proceedings pending or threatened against White Cliffs the result of which are reasonably likely to materially change, alter or modify the rates, charges or fees for transportation services related to any FERC-regulated line or any other terms or conditions of service currently in effect under any tariffs issued by White Cliffs.
Section 3.26    Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Partnership Entities, nor does the Partnership have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Partnership Entities, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.27    ERISA. (a) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership Entities or any trade or business (whether or not incorporated) which is considered a single employer with a Partnership Entity within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) (such an entity, an “ERISA Affiliate”) would have any actual or potential liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (b) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code or any similar applicable law, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (c) no Partnership Entity or any ERISA Affiliate of any of the foregoing (i) sponsors, maintains, contributes to or is required to contribute to any plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA; or (ii) would reasonably be expected to have any material liability with respect to any plan described in the preceding clause (i) that any such entity has sponsored, maintained, or contributed to or was required to contribute to during the past six (6) years; and (d) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
Section 3.28    No Employment Law Violations. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.
Section 3.29    Anti-Corruption.
(a)    None of the Partnership Entities nor, to the Partnership’s knowledge, any director, officer, agent, employee or affiliate of any of the Partnership Entities has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or of the Bribery Act 2010 of the United Kingdom, and the Partnership Entities and, to the knowledge of the Partnership, their Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(b)    The operations of the Partnership Entities are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency that, in each case, are applicable to the business and operations of the Partnership and the Subsidiaries (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the Partnership’s knowledge, threatened.
Section 3.30    OFAC. None of the Partnership Entities nor, to the Partnership’s knowledge, any director, officer, agent, employee or affiliate of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Partnership will not directly or indirectly use the proceeds from the sale of the Purchased Units, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity in any manner that, to the Partnership’s knowledge, would result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”).
Section 3.31    Sanctions. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the Partnership Entities, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (a) the subject of any Sanctions; or (b) located, organized or resident in Burma (Myanmar), Cuba, Iran, North Korea, Sudan, and Syria (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Purchasers or is not material to the analysis under any Sanctions, none of the Partnership Entities has engaged in any dealings or transactions with or for the benefit of a

Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does any Partnership Entity have any plans to initiate any dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.
Section 3.32    Certain Fees. Other than as described in the Placement Agent Engagement Letter, none of the Partnership Entities is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against any of them or the Purchasers for a brokerage commission, finders’ fee or like payment in connection with the offering and sale of the Purchased Units. The Partnership agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands or liabilities for broker’s, finder’s, placement or other similar fees or commissions incurred by the Partnership in connection with the purchase of the Purchased Units or the consummation of the transactions contemplated by this Agreement.
Section 3.33    No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents nor promises or inducements for future transactions between or among any of such parties.
Section 3.34    No Registration. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.6 and Section 4.7, the issuance and sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Partnership nor, to the knowledge of the Partnership, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.
Section 3.35    No Integration. The Partnership has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the issuance and sale of the Purchased Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
Section 3.36    MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes, and more than 90% of the Partnership’s gross income for the current period is, and for each of the Partnership’s taxable years ending after September 20, 2016 has been, “qualifying income” under Section 7704(d) of the Code.
Section 3.37    Qualifying Income of Contributed Interests. The Partnership expects that more than 90% of the gross income of the Partnership in 2017 after the closing date of the transactions contemplated by the Contribution Agreement will be “qualifying income” under Section 7704(d) of the Code.
Section 3.38    Investment Company. None of the Partnership Entities is and, as of the Closing Date after giving effect to the offer and sale of the Purchased Units and the application of the proceeds therefrom, none of them will be, (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
Section 3.39    Disclosure Controls and Procedures. To the extent required by Rule 13a-15 under the Exchange Act, the Partnership has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act; the Partnership’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act, and that all such information is accumulated and communicated to the Partnership’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the General Partner required under the Exchange Act with respect to such reports.

Section 3.40    Internal Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses or significant deficiencies in the Partnership’s internal controls. Except as disclosed in the SEC Reports, the Partnership is not aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
Section 3.41    Placement Agent Reliance. The Partnership acknowledges that the Placement Agents may rely upon the representations and warranties made by the Partnership to each Purchaser in this Agreement.
Section 3.42    Legal Sufficiency of the Contribution Agreement. The Contribution Agreement is legally sufficient to transfer or convey to the Partnership (a) all of the transferor’s right, title and interest in and to the Contributed Interests and (b) all of the ownership interests, assets and rights in and to the Contributed Interests purported to be transferred thereby, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Agreement. The Partnership, upon consummation of the transactions contemplated by the Contribution Agreement, will directly or indirectly succeed in all material respects to the Contributed Interests.
Section 3.43    Absence of Price Manipulation. Neither the Partnership nor, to the knowledge of the Partnership, any of its Affiliates or its or their respective directors or officers, has taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Purchased Units in violation of Regulation M under the Exchange Act.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership that:
Section 4.1    Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, except where the failure to have such power or authority would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
Section 4.2    Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, subject to the Enforceability Exceptions.
Section 4.3    No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of any certificate of limited partnership, formation or incorporation, agreement of limited partnership, limited liability company agreement, bylaws or any other organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement.
Section 4.4    Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Units or the consummation of the transaction contemplated by this Agreement.
Section 4.5    No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Partnership or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby, other than the Operative Documents, nor promises or inducements for future transactions between or among any of such parties.
Section 4.6    Investment. The Purchased Units are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, the Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.
Section 4.7    Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Partnership that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act, (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units and (c) is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.
Section 4.8    Restricted Securities. Such Purchaser understands that the Purchased Units are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Partnership in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may not be resold absent registration under the Securities Act or an exemption therefrom. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.
Section 4.9    Legend. Such Purchaser understands that the book entry evidencing the Purchased Units will bear the legend required by the Partnership Agreement as well as a legend substantively consistent with the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”
Section 4.10    Partnership Information. Such Purchaser acknowledges and agrees that the Partnership has provided or made available to such Purchaser (through EDGAR, the Partnership’s website or otherwise) all SEC Reports, as well as all press releases or investor presentations issued by the Partnership through the date of this Agreement that are included in a filing by the Partnership on Form 8-K or clearly posted on the Partnership’s website.
Section 4.11    Placement Agent Reliance. Such Purchaser agrees that the Placement Agent may rely upon the representations and warranties made by such Purchaser to the Partnership in Sections 4.6, 4.7 and 4.8 of this Agreement.
Section 4.12    Short Selling. Such Purchaser represents that it has not entered into any Short Sales of the Common Units owned by it since the time it first began discussions with the Partnership or the Placement Agents about the transactions contemplated by this Agreement; provided, however, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies, the above shall not apply, in the case of a Purchaser that is a large multi-unit investment or commercial banking organization, to activities in the normal course of trading units of such Purchaser; provided, further, that subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.
ARTICLE V
COVENANTS
Section 5.1    Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Partnership and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all Consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents; provided, however, and notwithstanding anything to the contrary, that no Purchaser is under any obligation by reason of this Section 5.1 to make, seek or receive any filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like with or provide any documentation or information to any regulatory or self-regulatory body having jurisdiction over the Partnership or Purchaser other than information that is already included in this Agreement or is otherwise in the public domain other than as may be requested by the Commission or pursuant to any applicable securities or “Blue Sky” laws of the United States. The Partnership shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided, that the Partnership shall not be obligated to provide any such information that could reasonably result in a violation of applicable Law or conflict with the Partnership’s insider trading policy or a confidentiality obligation of the Partnership. The Partnership shall use its commercially reasonable efforts to cause its transfer agent to reasonably cooperate with each Purchaser to ensure that the Purchased Units are validly and effectively issued to such Purchaser and that such Purchaser’s ownership of the Purchased Units following the Closing is accurately reflected on the appropriate books and records of the Partnership’s transfer agent.
Section 5.2    Other Actions. The Partnership shall file prior to the Closing a supplemental listing application with the NYSE to list the Purchased Units.

Section 5.3    Contribution Transaction. The Partnership will distribute to NBL Midstream an amount equal to the net proceeds of this offering as cash consideration. If the transactions contemplated by the Contribution Agreement are not closed on the same Business Day as the Closing, the Partnership shall return to each Purchaser its Purchase Price within two Business Days of receipt thereof and each Purchaser shall promptly return its Purchased Units to the Partnership.
Section 5.4    Expenses. The Partnership shall pay up to $75,000 of legal fees of Gibson, Dunn & Crutcher LLP, counsel to the Purchasers, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, provided that any request for such payment is accompanied by a satisfactory written invoice for such expenses. If any action at law or equity is necessary to enforce or interpret the terms of any Operative Document, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Any legal fees of Gibson, Dunn & Crutcher LLP in excess of $75,000 shall be paid pro rata by all the Purchasers in proportion to the number of Purchased Units purchased by each.
Section 5.5    Non-Public Information. On or before 9:00 a.m., New York local time, on the Business Day immediately following the date hereof, the Partnership shall issue a press release (the “Press Release”) announcing the entry into this Agreement and describing the terms of the transactions contemplated by this Agreement and any other material, nonpublic information that the Partnership may have provided any Purchaser at any time prior to the issuance of the Press Release. On or before the fourth Business Day following the date hereof, the Partnership shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by the Operative Documents, and including as an exhibit to such Current Report on Form 8-K the Operative Documents, in the form required by the Exchange Act.
ARTICLE VI
INDEMNIFICATION
Section 6.1    Indemnification by the Partnership. The Partnership agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Partnership contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of the survival period for such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits) or punitive damages. Notwithstanding anything to the contrary, consequential damages shall not be deemed to include diminution in value of the Purchased Units, which is specifically included in damages covered by Purchaser Related Parties’ indemnification above.
Section 6.2    Indemnification Procedure. Promptly after receipt by an indemnified party under this Article VI of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Article VI, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 6.1 of this Article VI except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Article VI. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article VI for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Article VI if (a) the indemnified party and the indemnifying party shall have so mutually agreed; (b) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (c) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (d) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to the extent required by Section 6.1 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Interpretation. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect. The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.
Section 7.2    Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.7, 3.8, 3.9, 3.11, 3.32, 3.34, 3.41 and 3.42 (collectively, the “Fundamental Representations”) shall survive indefinitely, Sections 3.10, 3.12, 3.17, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 3.24, 3.25, 3.26, 3.27, 3.28, 3.29, 3.30, 3.31, 4.4, 4.5, 4.7, 4.8, 4.9 and 4.11 hereunder shall survive the execution and delivery of this Agreement for two years, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Partnership or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Partnership and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.
Section 7.3    No Waiver; Modifications in Writing.
(a)    Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
(b)    Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Partnership from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Partnership in any case shall entitle the Partnership to any other or further notice or demand in similar or other circumstances.
Section 7.4    Binding Effect; Assignment.
(a)    Binding Effect. This Agreement shall be binding upon the Partnership, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.
(b)    Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Partnership. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Partnership (which consent shall not be unreasonably withheld by the Partnership).
Section 7.5    Confidentiality. Notwithstanding anything herein to the contrary, to the extent that any Purchaser has executed or is otherwise bound by a confidentiality agreement in favor of the Partnership, such Purchaser shall continue to be bound by such confidentiality agreement in accordance with the terms thereof.
Section 7.6    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
(a)    If to any Purchaser, to the respective address listed on Schedule A to the Registration Rights Agreement; and
(b)    If to the Partnership:
Noble Midstream Partners LP
1001 Noble Energy Way
Houston, Texas 77070
Attention: Terry R. Gerhart
Email: terry.gerhart@nblenergy.com

with a copy to:

Andrews Kurth Kenyon LLP
600 Travis Street
Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary
Courtney Cochran Butler
Email: moleary@andrewskurth.com
courtneybutler@andrewskurth.com
or to such other address as the Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 7.7    Removal of Legend. The Partnership, at its sole cost, shall remove the legend described in Section 4.9 (or instruct its transfer agent to so remove such legend) from the certificates evidencing Purchased Units issued and sold to each Purchaser pursuant to this Agreement if (a) such Purchased Units are sold pursuant to an effective registration statement under the Securities Act, (b) such Purchased Units are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Partnership), or (c) such Purchased Units are eligible for sale under Rule 144, without the requirement for the Partnership to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions. In connection with a sale of the Purchased Units by a Purchaser in reliance on Rule 144, the applicable Purchaser shall deliver to the transfer agent and the Partnership a customary representation letter providing to the transfer agent and the Partnership any information the Partnership deems reasonably necessary to determine that the sale of the Purchased Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Partnership and regarding the length of time the Purchased Units have been held. Upon receipt of such representation letter, the Partnership shall promptly direct its transfer agent to remove the legend referred to in Section 4.9 from the appropriate book-entry accounts maintained by the transfer agent, and the Partnership shall bear all costs associated therewith. After any Purchaser or its permitted assigns have held the Purchased Units for such time as non-Affiliates are permitted to sell without volume limitations under Rule 144, if the certificate for such Purchased Units still bears the restrictive legend referred to in Section 4.9, the Partnership agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.9 from the Purchased Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Purchased Units have been held.
Section 7.8    Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Partnership or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).
Section 7.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
Section 7.11    Termination.
(a)    Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by any Purchaser (with respect to such Purchaser only), upon a breach in any material respect by the Partnership of any covenant or agreement set forth in this Agreement.
(b)    Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:
(i)    if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or
(ii)    if the Closing shall not have occurred by June 30, 2017.
(c)    In the event of the termination of this Agreement as provided in this Section 7.11, this Agreement shall forthwith become null and void. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 5.3 and Article VI of this Agreement.
Section 7.12    Recapitalization, Exchanges, Etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Units, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
NOBLE MIDSTREAM PARTNERS LP

By:	NOBLE MIDSTREAM GP LLC

(its General Partner)

By:	/s/ Terry R. Gerhart

Name:	Terry R. Gerhart

Title:	Chief Executive Officer

Signature Page to Common Unit Purchase Agreement

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

FIDELITY SELECT PORTFOLIOS: Energy Portfolio

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

FIDELITY SELECT PORTFOLIOS: Natural Resources Portfolio

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

FIDELITY ADVISOR SERIES VII: Fidelity Advisor Energy Fund

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND IV: Energy Portfolio

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

Signature Page to Common Unit Purchase Agreement

Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

Fidelity Advisor Series I: Fidelity Advisor Series Small Cap Fund

By:	/s/ Colm Hogan
Name:    Colm Hogan
Title:    Authorized Signatory

Signature Page to Common Unit Purchase Agreement

Goldman Sachs MLP Energy Infrastructure Fund

By:	/s/ Kenneth Topping
Name:    Kenneth Topping
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TPH Energy Infrastructure Master Fund, LP

By:	/s/ Walker Moody
Name:    Walker Moody
Title:    Authorized Person

Signature Page to Common Unit Purchase Agreement

TPH MLP Fund, LP
By: TPH Asset Management LP, its investment manager

By:	/s/ Walker Moody
Name:    Walker Moody
Title:    Authorized Person

Signature Page to Common Unit Purchase Agreement

The Board of Regents of the University of Texas System
By: TPH Asset Management LP, in its capacity as investment advisor

By:	/s/ Walker Moody
Name:    Walker Moody
Title:    Authorized Person

Signature Page to Common Unit Purchase Agreement

HITE Hedge LP

By:	/s/ James Jampel
Name:    James Jampel
Title:    General Partner

Signature Page to Common Unit Purchase Agreement

HITE Hedge QP LP

By:	/s/ James Jampel
Name:    James Jampel
Title:    General Partner

Signature Page to Common Unit Purchase Agreement

HITE MLP Advantage LP

By:	/s/ James Jampel
Name:    James Jampel
Title:    General Partner

Signature Page to Common Unit Purchase Agreement

HITE MLP LP

By:	/s/ James Jampel
Name:    James Jampel
Title:    General Partner

Signature Page to Common Unit Purchase Agreement

KAYNE SELECT MIDSTREAM RECOVERY FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P.
as its General Partner

By:	/s/ David Shladovsky
Name:    David Shladovsky
Title:    General Counsel

KAYNE ANDERSON MIDSTREAM INSTITUTIONAL FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P.
as its General Partner

By:	/s/ David Shladovsky
Name:    David Shladovsky
Title:    General Counsel

ORANGE COUNTY EMPLOYEES RETIREMENT SYSTEM
By: Kayne Anderson Capital Advisors, L.P.
as its Manager

By:	/s/ David Shladovsky
Name:    David Shladovsky
Title:    General Counsel

KAISER FOUNDATION HOSPITALS
By: Kayne Anderson Capital Advisors, L.P.
as its Manager

By:	/s/ David Shladovsky
Name:    David Shladovsky
Title:    General Counsel

Signature Page to Common Unit Purchase Agreement

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: KA Fund Advisors, LLC,
as Manager

By:	/s/ James C. Baker
Name:    James C. Baker
Title:    Managing Director

MGMP, LP
By: KA Fund Advisors, LLC,
as Investment Manager

By:	/s/ James C. Baker
Name:    James C. Baker
Title:    Managing Director

ASCENSION ALPHA FUND, LLC
By: KA Fund Advisors, LLC,
as Manager

By:	/s/ James C. Baker
Name:    James C. Baker
Title:    Managing Director

ASCENSION HEALTH MASTER PENSION TRUST
By: KA Fund Advisors, LLC,
as Manager

By:	/s/ James C. Baker
Name:    James C. Baker
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

MTP ENERGY MASTER FUND LTD
By: MTP Energy Management LLC, its investment advisor
By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:    Michael Turro
Title:    Chief Compliance Officer

Signature Page to Common Unit Purchase Agreement

FS ENERGY TOTAL RETURN FUND
By: Magnetar Asset Management LLC, its sub-adviser

By:	/s/ Michael Turro
Name:    Michael Turro
Title:    Chief Compliance Officer

Signature Page to Common Unit Purchase Agreement

SALIENT MLP FUND, L.P.

By: Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name:    Gregory A. Reid
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

SALIENT MLP TOTAL RETURN FUND, L.P.

By: Salient Capital Advisors, LLC
Its Investment Manager

By:	/s/ Gregory A. Reid
Name:    Gregory A. Reid
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE DIRECT OPPORTUNITIES FUND, LP

By: TORTOISE DIRECT OPPORTUNITIES GP LLC, its General Partner

By:	/s/ Kyle Krueger
Name:    Kyle Krueger
Title:    Director

Signature Page to Common Unit Purchase Agreement

TORTOISE SELECT OPPORTUNITY FUND

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE MLP & PIPELINE FUND

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TEXAS MUTUAL INSURANCE COMPANY

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

TORTOISE VIP MLP & PIPELINE PORTFOLIO

By: TORTOISE CAPITAL ADVISORS, L.L.C.
as its Investment Adviser

By:	/s/ Brian Kessens
Name:    Brian Kessens
Title:    Managing Director

Signature Page to Common Unit Purchase Agreement

Signature Page to Common Unit Purchase Agreement

Schedule A - List of Purchasers and Commitment Amounts

Purchaser	Purchased Units	Commitment Amount
FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund	45,454	$1,838,614.30
FIDELITY SELECT PORTFOLIOS: Energy Portfolio	101,027	$4,086,542.15
FIDELITY SELECT PORTFOLIOS: Natural Resources Portfolio	43,718	$1,768,393.10
FIDELITY ADVISOR SERIES VII: Fidelity Advisor Energy Fund	48,372	$1,956,647.40
VARIABLE INSURANCE PRODUCTS FUND IV: Energy Portfolio	14,739	$596,192.55
Fidelity Advisor Series I: Fidelity Advisor Small Cap Fund	252,067	$10,196,110.15
Fidelity Advisor Series I: Fidelity Advisor Series Small Cap Fund	49,623	$2,007,250.35
Goldman Sachs MLP Energy Investment Fund	285,000	$11,528,250.00
TPH Energy Infrastructure Master Fund, LP	56,933	$2,302,939.85
TPH MLP Fund, LP	10,328	$417,767.60
The Board of Regents of the University of Texas System	227,739	$9,212,042.55
HITE Hedge LP	194,250	$7,857,412.50
HITE MLP Advantage LP	66,600	$2,693,970.00
HITE MLP LP	133,200	$5,387,940.00
HITE Hedge QP LP	160,950	$6,510,427.50
Kayne Select Midstream Recovery Fund, L.P.	18,333	$741,569.85
Kayne Anderson Midstream Institutional Fund, L.P.	48,889	$1,977,560.05
Orange County Employees Retirement System	18,333	$741,569.85
Kaiser Foundation Hospitals	36,667	$1,483,180.15
Massachusetts Mutual Life Insurance Company	183,334	$7,415,860.30
MGMP, LP	61,111	$2,471,939.95
ASCENSION ALPHA FUND, LLC	110,000	$4,449,500.00
ASCENSION HEALTH MASTER PENSION TRUST	73,333	$2,966,319.85
MTP Energy Master Fund LTD	245,455	$9,928,654.75
FS Energy Total Return Fund	24,545	$992,845.25
Salient MLP Fund, L.P.	127,439	$5,154,907.55
Salient MLP Total Return Fund, L.P.	147,561	$5,968,842.45
Tortoise Direct Opportunities Fund, LP	504,919	$20,423,973.55
Tortoise Select Opportunity Fund	14,687	$594,089.15
Tortoise MLP & Pipeline Fund	172,253	$6,967,633.85
Texas Mutual Insurance Company	47,761	$1,931,932.45
Tortoise VIP MLP & Pipeline Portfolio	380	$15,371.00
Total	3,525,000	$142,586,250.00

Schedule A to Common Unit Purchase Agreement

Exhibit A
FORM OF
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
NOBLE MIDSTREAM PARTNERS LP
AND
THE PURCHASERS NAMED ON SCHEDULE A HERETO

Exhibit A to Common Unit Purchase Agreement

Exhibit B
FORM OF OPINION OF ANDREWS KURTH KENYON LLP
Capitalized terms used but not defined herein have the meaning assigned to such terms in the Common Unit Purchase Agreement, dated as of June 20, 2017 (the “Purchase Agreement”).
1.    Each of the Partnership Entities is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware. Each of the Partnership Entities (other than Blanco River DevCo GP, Blanco River DevCo and Trinity River DevCo) is in good standing under the laws of the State of Colorado. The General Partner, the Partnership, Midstream Services, Blanco River DevCo GP , Blanco River DevCo and Trinity River DevCo are each in good standing under the laws of the State of Texas.
2.    The Partnership has the limited partnership power and authority under the laws of the State of Delaware, to execute and deliver, and incur and perform all of its obligations under the Purchase Agreement and the Registration Rights Agreement. Each of NBL Midstream, Midstream Services, the Partnership, the General Partner and Blanco River DevCo GP has the limited partnership or limited liability company power and authority, as the case may be, under the laws of the State of Delaware, to execute and deliver, and incur and perform all of its obligations under the Contribution Agreement.
3.    Each of the Partnership Entities has the limited partnership or limited liability company power and authority, as the case may be, under the laws of the State of Delaware to carry on its business and own its properties as described in the SEC Reports. The General Partner has the limited liability company power and authority under the laws of the State of Delaware to serve as the general partner of the Partnership in all material respects.
4.    NBL Midstream owns all of the Incentive Distribution Rights (as defined in the Partnership Agreement); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with Partnership Agreement.
5.    The General Partner is the sole general partner of the Partnership, with a noneconomic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, other than (A) restrictions on transferability contained in the Partnership Agreement and (B) liens created by or arising under the Delaware LP Act.
6.    The Partnership is the sole member of Midstream Services, with a 100% membership interest in Midstream Services; such membership interest has been duly authorized and validly issued in accordance with the Midstream Services Limited Liability Company Agreement and is fully paid (to the extent required by the Midstream Services Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, other than (A) restrictions on transferability contained in the Midstream Services LLC Agreement, (B) liens created by or arising under the Delaware LLC Act and (C) liens created or arising under the Revolving Credit Facility.
7.    Midstream Services is the sole member of each of the GP Subsidiaries, with a 100% membership interest in each GP Subsidiary; such membership interests have been duly authorized and validly issued in accordance with the GP Subsidiaries LLC Agreements, and are fully paid (to the extent required under the GP Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Midstream Services owns such membership interests free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Midstream Services as debtor is on file in the office of the Secretary of State of the State of Delaware, other than (A) restrictions

Exhibit B to Common Unit Purchase Agreement

on transferability contained in the GP Subsidiaries LLC Agreements, (B) liens created by or arising under the Delaware LLC Act and (C) liens created or arising under the Revolving Credit Facility.
8.    After giving effect to the transactions contemplated by the Contribution Agreement, (i) Colorado River DevCo GP will own an 80% general partner interest and Midstream Services will own a 20% limited partner interest in Colorado River DevCo, (ii) Green River DevCo GP will own a 25% general partner interest and NBL Midstream will own a 75% limited partner interest in Green River DevCo, (iii) Gunnison River DevCo GP will own a 5% general partner interest and NBL Midstream will own a 95% limited partner interest in Gunnison River DevCo, (iv) Laramie River DevCo GP will own a 5% general partner interest and Midstream Services will own a 95% limited partner interest in Laramie River DevCo, (v) San Juan River DevCo GP will own a 25% general partner interest and NBL Midstream will own a 75% limited partner interest in San Juan River DevCo, (vi) Blanco River DevCo GP will own a 40% general partner interest and NBL Midstream will own a 60% limited partner interest in Blanco River DevCo and (vii) Midstream Services will own a 100% membership interest in Trinity River DevCo; such interests will have been duly authorized and validly issued in accordance with the Development Company Operating Agreements; after giving effect to the transactions contemplated by the Contribution Agreement, the GP Subsidiaries, NBL Midstream and Midstream Services, as applicable, will own such interests free and clear of all liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such GP Subsidiary, NBL Midstream or Midstream Services, as applicable, as debtor is on file in the office of the Secretary of State of the State of Delaware, other than (i) restrictions on transferability contained in the Development Company Operating Agreements, (ii) liens created or arising under the Delaware LP Act, (iii) liens created or arising under the Delaware LLC Act and (iv) liens created or arising under the Revolving Credit Facility.
9.    Each of the Contribution Agreement, the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Partnership Entities party thereto.
10.    The Contribution Agreement constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, under the applicable laws of the State of Delaware.
11.    Assuming the due authorization, execution and delivery by the Purchasers, the Registration Rights Agreement constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, under the applicable laws of the State of New York.
12.    As of the date hereof, immediately after the offer, issuance and sale of the Purchased Units to the Purchasers in accordance with the Purchase Agreement and after giving effect to the transactions contemplated by the Contribution Agreement, the issued and outstanding limited partner interests in the Partnership (other than limited partner interests issued under the Partnership’s Long-Term Incentive Plan) consist of (i) [●] Common Units and [●] subordinated units representing limited partner interests in the Partnership issued to NBL Midstream (collectively, the “Sponsor Units”), (ii) [●] Common Units held by investors other than NBL Midstream (including the [●] Purchased Units issued and sold to the Purchasers pursuant to the Purchase Agreement) and (iii) the Incentive Distribution Rights. The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (with respect to the Sponsor Units issued in accordance with the terms of the Contribution Agreement, when issued and delivered to NBL Midstream against contribution of the consideration set forth therein), and NBL Midstream has no obligation, solely by reason of its ownership of such Sponsor Units, to make any contributions to the Partnership or any further payments for its ownership of such Sponsor Units, and no personal liability, solely by reason of its ownership of such Sponsor Units, to creditors of the Partnership for any of its debts, liabilities or other obligations. The Sponsor Units and the Incentive Distribution Rights owned by NBL Midstream are owned free and clear of liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NBL Midstream as debtor is on file in the office of the Secretary of State of the State of Delaware, other than (A) restrictions on transferability contained in the Partnership Agreement and (B) liens created by or arising under the Delaware LP Act.
13.    The Purchased Units to be issued and sold by the Partnership pursuant to the Purchase Agreement, and the limited partner interests represented thereby, have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the each Purchaser against payment therefor in accordance with the terms

Exhibit B to Common Unit Purchase Agreement

of the Purchase Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
14.    The issuance and sale of the Purchased Units has been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of the General Partner and the Partnership.
15.    Except as disclosed in the SEC Reports, (i) there are no options, warrants or other rights to purchase, or any restrictions upon the voting or transfer of, agreements or other obligations to issue or rights to convert any securities into or exchange any securities into or exchange any securities for any equity interest of any Partnership Entity under any Organizational Document of such Partnership Entity or any applicable agreement listed as an exhibit to the SEC Reports (“Applicable Agreements”) and (ii) there are no preemptive rights or similar rights to subscribe for or purchase any equity interest in any Partnership Entity under any Organizational Document or any Applicable Agreement.
16.    None of (i) the execution and delivery by the Partnership of the Purchase Agreement, (ii) the consummation by the Partnership of the issuance and sale of the Purchased Units pursuant to the Purchase Agreement, (iii) the execution or delivery by each of the applicable Partnership Entities of, or the incurrence or performance by each of the applicable Partnership Entities of its respective obligations under, the Contribution Agreement, the Purchase Agreement and the Registration Rights Agreement, each in accordance with its terms, or (iv) the application of the proceeds from the sale of the Purchased Units (A) constituted, constitutes or will constitute a violation of Organizational Documents of any of the Partnership Entities party to such agreement (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of any Partnership Entity pursuant to any Applicable Agreement (other than liens arising under or in connection with the Revolving Credit Facility), (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the United States of America, (iii) the Delaware LP Act or (iv) the Delaware LLC Act, or (E) resulted, results or will result in the contravention of any applicable order.
17.    Except as required by the Commission in connection with the Partnership’s obligations under the Registration Rights Agreement, no Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, (i) the execution and delivery of the Purchase Agreement by the Partnership, (ii) the consummation of the issuance and sale of the Purchased Units pursuant to the Purchase Agreement, (iii) the application of the proceeds from the sale of the Purchased Units or (iv) the execution and delivery of the Contribution Agreement and the Registration Rights Agreement by each of the Partnership Entities party thereto, or the incurrence or performance of its obligations thereunder. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Delaware or the United States of America, pursuant to (i) applicable laws of the United States of America or (ii) the Delaware LP Act, or (iii) the Delaware LLC Act.
18.    The Common Units, the Sponsor Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the SEC Reports.
19.    Assuming the accuracy of the representations and warranties of each of the Purchasers and the Partnership contained in the Purchase Agreement, the offer, issue, sale and delivery of the Purchased Units to the Purchasers, solely in the manner contemplated by the Purchase Agreement, do not require registration under the Securities Act; provided, however, that we express no opinion as to any subsequent resale or other transfer of any Purchased Units.
20.    None of the Partnership Entities is and, immediately after giving effect to the issuance and sale of the Purchased Units occurring today and the application of proceeds therefrom, none will be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.

Exhibit B to Common Unit Purchase Agreement

Such opinion shall (A) not address any laws other than (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) for purposes of paragraphs (11) and (16) only, the applicable laws of the State of New York, (iv) applicable laws of the United States of America and (v) certain other specified laws of the United States of America to the extent referred to specifically herein. References to “applicable laws” mean those laws that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations and (B) be subject to other customary assumptions, qualifications and limitations normally applicable to the opinions to be provided.
The Placement Agents shall be entitled to rely on the opinions expressed herein in their entirety in accordance with the terms of the Placement Agent Engagement Letter.

Exhibit B to Common Unit Purchase Agreement